UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 25, 2025

PENN Entertainment, Inc.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	0-24206	23-2234473
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 Berkshire Blvd., Suite 200

Wyomissing, PA 19610

(Address of Principal Executive Offices, and Zip Code)

610-373-2400

Registrant’s Telephone Number, Including Area Code

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PENN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.             ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2025, Ronald J. Naples resigned from the Board of Directors (the “Board”) of PENN Entertainment, Inc. (the “Company”) effective immediately. Also on April 25, 2025, Barbara Shattuck Kohn and Saul Reibstein notified the Board of their respective decision not to stand for reelection to the Board at the expiration of their respective current term at the Company’s 2025 annual meeting of shareholders (the “2025 Annual Meeting”). Ms. Kohn will continue to serve as the Lead Independent Director, a Class II director, Chair of the Board’s Compensation Committee and a member of the Board’s Audit Committee until the 2025 Annual Meeting. Mr. Reibstein will continue to serve as a Class II director and a member of the Board’s Audit Committee and Compensation Committee until the 2025 Annual Meeting. Neither Mr. Naples’ decision to resign from the Board nor Ms. Kohn’s and Mr. Reibstein’s respective decision to not stand for reelection was the result of any dispute or disagreement with the Company.

In connection with Mr. Naples’ resignation from the Board and Ms. Kohn’s and Mr. Reibstein’s respective decision not to stand for reelection, on April 25, 2025, the Board (i) decreased the size of the Board from nine to eight members, (ii) decreased the number of Class II directors from three to two, (iii) appointed Mr. Naples to serve as a director emeritus, effective immediately until January 3, 2026 and (iv) appointed each of Ms. Kohn and Mr. Reibstein to serve as a director emeritus, effective from the expiration of their respective term as a director at the 2025 Annual Meeting until January 3, 2026.

On April 25, 2025, the Company issued a press release, a copy of which is attached as Exhibit 99.1 and incorporated by reference in this Item 5.02, announcing Mr. Naples’ retirement from the Board, Ms. Kohn’s and Mr. Reibstein’s respective decision not to stand for reelection to the Board and the Board’s intent to nominate Johnny Hartnett and Carlos Ruisanchez for election to the Board at the 2025 Annual Meeting.

Item 7.01. Regulation FD Disclosure.

On April 28, 2025, the Board issued a letter to shareholders in connection with the Company’s filing of its definitive proxy statement for the 2025 Annual Meeting, a copy of which is attached as Exhibit 99.2 and incorporated by reference in this Item 7.01.

In addition, the Company is providing supplemental information regarding its and its advisors’ engagement with HG Vora Capital Management, LLC and its advisors, which supplemental information is attached as Exhibit 99.3 and incorporated by reference into this Item 7.01.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.2 and 99.3 hereto, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such filing.

Item 9.01. Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description
99.1	Press Release, dated April 25, 2025, issued by PENN Entertainment, Inc.
99.2	Shareholder Letter, dated April 28, 2025, issued by the Board of Directors of PENN Entertainment, Inc. (furnished under Item 7.01)
99.3	Supplemental Information Regarding Engagement with HG Vora Capital Management, LLC (furnished under Item 7.01)
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 28, 2025	PENN ENTERTAINMENT, INC.

		By:	/s/ Christopher Rogers
Christopher Rogers
Executive Vice President, Chief Strategy and Legal Officer and Secretary